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                                                                   Exhibit 23(c)


                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as experts under the caption "Independent Accountants" in this Registration Statement on Form S-3 and related Prospectus of Lehman Brothers Inc. (the "Company") for the registration of $1,500,000,000 of Debt Securities of the Company and to the incorporation by reference therein of our report dated January 7, 1998 with respect to the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended November 30, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


New York, New York
May 6, 1998